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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 26, 1999


                              TCC INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                      TEXAS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


                    1-7399                      74-1366626
           (COMMISSION FILE NUMBER) (IRS EMPLOYER IDENTIFICATION NO.)


                                504 LAVACA STREET
                                   SUITE 1004
                               AUSTIN, TEXAS 78701
           ADDRESS OF PRINCIPAL EXECUTIVE OFFICE, INCLUDING ZIP CODE)


                                 (512) 708-5000
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 26, 1999 a wholly owned subsidiary of the Registrant, TeleCom Industrial Group, Inc., sold all of the stock of its wholly-owned subsidiary, Paladin Financial, Inc. for cash consideration of $725,000. The assets involved in the disposition include Federal Housing Authority Title I mortgage loans, "PALTech"(TM) on-line lending technology and certain computer equipment. The sale excludes an interest-only strip receivable, 125 loan-to-value assets and student loans held in inventory (all with related financing). The purchaser was The Ontra Companies, Inc. whose principal, Robert Starnes, had been a director of the Registrant. In determining the amount of consideration paid by the buyer for the stock of Paladin Financial, Inc., the parties reviewed the historical financial statements of Paladin Financial, Inc. and considered the book value and historical cash flow and the value of the goodwill of the company. Such consideration was determined as a result of arms' length negotiations between representatives of Registrant and the buyer.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


         (c) Exhibits.

             (1) Stock Purchase Agreement dated January 15, 1999 between The Ontra Companies, Inc. and TeleCom Industrial Group, Inc., a wholly owned subsidiary of TCC Industries, Inc., Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto dully authorized.


                                              TCC Industries, Inc.


Date:    February 10, 1999                    By: /s/ John I. Whiteley
                                                  -----------------------------
                                                      John I. Whiteley
                                                      Assistant Secretary


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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER              DESCRIPTION
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
99.1                Stock Purchase Agreement